Exhibit 99.1

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

September 30, 2019

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”), which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to: (1) the authorization of Lexington’s Board of Trustees of future dividend declarations, (2) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equityholders and unitholders – diluted for the year ending December 31, 2019, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction on the terms described herein or at all, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any new legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST
TRADED: NYSE: LXP
ONE PENN PLAZA, SUITE 4015
NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS THIRD QUARTER 2019 RESULTS AND

ANNOUNCES DIVIDEND INCREASE

New York, NY - November 6, 2019 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant industrial real estate investments, today announced results for the third quarter ended September 30, 2019.

Third Quarter 2019 Highlights

•	Recorded Net Income attributable to common shareholders of $141.6 million, or $0.59 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $48.7 million, or $0.20 per diluted common share.
•	Acquired three industrial properties for an aggregate cost of $179.8 million.
•	Disposed of six properties for an aggregate gross sales price of $328.6 million.
•	Satisfied $161.8 million of secured debt at a weighted-average interest rate of 4.1%.
•	Raised net proceeds of $131.8 million by issuing approximately 13.0 million common shares in an underwritten public offering and through the ATM program.
•	Extended the maturity of the $300.0 million term loan to January 2025 and swapped the LIBOR portion of the interest rate to obtain a current fixed rate of 2.732% per annum.
•	Completed 1.6 million square feet of new leases and lease extensions, raising industrial renewal rents by 5%.
•	Increased industrial portfolio to 78% of gross real estate assets.

Subsequent Events

•	Acquired three industrial assets for an aggregate cost of approximately $53.4 million.
•	Sold three non-core properties for an aggregate gross sales price of $13.8 million.
•	Declared a quarterly common share/unit dividend/distribution of $0.105 per share/unit, an increase of 2.4%.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chairman and Chief Executive Officer of Lexington Realty Trust, commented, “Our third quarter results were strong as we continued to successfully execute on our business plan. The dividend increase announced today reflects the progress and sustained  momentum on both the acquisition and disposition front. Robust transaction volume during the quarter resulted in year-to-date investment activity of nearly $500 million and disposition activity of $463 million, including $244 million from our Richland, Washington property which we acquired in 2015 for $152 million. Our disposition program has been a huge success thus far and has provided well-priced capital to invest into industrial properties in support of our portfolio repositioning objectives. Industrial exposure represented 78% of gross book value at quarter-end, and we expect this to increase over the balance of the year.”

FINANCIAL RESULTS

Revenues

For the quarter ended September 30, 2019, total gross revenues were $81.6 million, compared with total gross revenues of $100.3 million for the quarter ended September 30, 2018. The decrease was primarily attributable to property sales and lease expirations, partially offset by revenue generated from property acquisitions and new leases.

Net Income Attributable to Common Shareholders

For the quarter ended September 30, 2019, net income attributable to common shareholders was $141.6 million, or $0.59 per diluted share, compared with a net income attributable to common shareholders for the quarter ended September 30, 2018 of $216.2 million, or $0.90 per diluted share.

Adjusted Company FFO

For the quarter ended September 30, 2019, Lexington generated Adjusted Company FFO of $48.7 million, or $0.20 per diluted share, compared to Adjusted Company FFO for the quarter ended September 30, 2018 of $58.2 million, or $0.24 per diluted share.

Dividends/Distributions

As previously announced, during the third quarter of 2019, Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended September 30, 2019 of $0.1025 per common share/unit, which was paid on October 15, 2019 to common shareholders/unitholders of record as of September 30, 2019. Lexington also declared a cash dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended September 30, 2019, which is expected to be paid on November 15, 2019 to Series C Preferred Shareholders of record as of October 31, 2019.

Today, Lexington announced that it declared a regular quarterly common share/unit dividend/distribution for the quarter ending December 31, 2019 of $0.105 per common share/unit payable on January 15, 2020 to common shareholders/unitholders of record as of December 31, 2019. This represents an increase of 2.4% from the previous quarterly per common share/unit dividend/distribution and equates to an annualized increase of $0.01 per common share/unit and an annualized dividend/distribution of $0.42 per common share/unit, subject to and assuming future declarations.

Lexington also announced that it declared a cash dividend of $0.8125 per share of Series C Preferred for the quarter ending December 31, 2019, which is expected to be paid on February 18, 2020 to Series C Preferred Shareholders of record as of January 31, 2020.

TRANSACTION ACTIVITY

ACQUISITION TRANSACTIONS

Property Type	Market	Sq. Ft.	Initial Basis ($000)	Approximate Lease Term (Yrs)
Industrial	Cincinnati, OH	143,664	$13,762	4
Industrial	Cincinnati, OH	1,299,492	100,288	11
Industrial	Cincinnati, OH	994,013	65,763	8
		2,437,169	$179,813

The above properties were acquired at aggregate weighted-average GAAP and cash capitalization rates of 5.7% and 5.0%, respectively.

PROPERTY DISPOSITIONS(1)

Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(2) ($000)	Annualized NOI(2) ($000)	Month of Disposition	% Leased
T-Mobile USA	Meridian, ID	Office	$16,322	$531	$1,507	August	100.0%
Vacant	Albany, GA	Other	1,500	(114)	(111)	August	0.0%
United States of America	Lenexa, KS	Office	53,300	2,010	3,341	August	100.0%
Consumer Cellular	Redmond, OR	Office	12,100	37	(511)	September	100.0%
Kroger	Paris, TN	Other	1,350	135	156	September	100.0%
Preferred Freezer	Richland, WA	Industrial	244,000	5,171	11,283	September	100.0%
			$328,572	$7,770	$15,665

(1)	In addition, a joint venture, in which Lexington has a 20% interest, disposed of three office properties for $108.4 million and satisfied $71.5 million of non-recourse debt.
(2)	Quarterly period prior to sale, annualized.

LEASING

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Antioch	TN	Christie Lites	06/2020	06/2025	50,400
2	Laurens	SC	Michelin	01/2020	03/2020	1,164,000
2	Total industrial lease extensions					1,214,400

	Office
1	Philadelphia	PA	Morgan Lewis	01/2021	01/2024	289,432
2	Mission	TX	T-Mobile West	06/2020	06/2025	75,016
2	Total office lease extensions					364,448

4	Total lease extensions					1,578,848

	NEW LEASES

	Location			Lease Expiration Date	Sq. Ft.
	Office
1	Indianapolis	IN	Stanley Black & Decker	10/2020	15,032
1	Total office leases				15,032

5	TOTAL NEW AND EXTENDED LEASES				1,593,880

(1)       Leases greater than 10,000 square feet.

As of September 30, 2019, Lexington's portfolio was 97.4% leased.

BALANCE SHEET/CAPITAL MARKETS

During the third quarter of 2019, Lexington issued 10.0 million common shares through an underwritten equity offering raising net proceeds of approximately $100.7 million. In addition, Lexington issued approximately 3.0 million common shares under its ATM program raising net proceeds of $31.1 million.

In the third quarter of 2019, Lexington satisfied $161.8 million of consolidated non-recourse debt, including debt encumbering assets sold. Subsequent to September 30, 2019, Lexington satisfied an aggregate of $15.7 million of consolidated non-recourse debt.

In July 2019, Lexington extended the maturity of its $300.0 million term loan from January 2021 to January 2025. In addition, Lexington swapped the LIBOR portion of the interest rate to obtain a current fixed rate of 2.732% per annum.

During the third quarter of 2019, Lexington repaid all amounts outstanding under its unsecured revolving credit facility.

2019 EARNINGS GUIDANCE

Lexington now estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2019 will be within an expected range of $1.22 to $1.25.

Additionally, Lexington is tightening its Adjusted Company FFO guidance range for the year ended December 31, 2019 from $0.76 to $0.80 per diluted common share to $0.77 to $0.80 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

THIRD QUARTER 2019 CONFERENCE CALL

Lexington will host a conference call today, November 6, 2019, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended September 30, 2019. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through February 6, 2020, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10136168. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its industrial portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, (2) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2019, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
Gross revenues:
Rental revenue	$80,325	$99,958	$239,058	$308,088
Other revenue	1,225	337	3,875	701
Total gross revenues	81,550	100,295	242,933	308,789
Expense applicable to revenues:
Depreciation and amortization	(37,211)	(37,716)	(111,617)	(129,693)
Property operating	(10,611)	(10,678)	(30,966)	(33,061)
General and administrative	(7,791)	(7,482)	(23,652)	(23,899)
Non-operating income	532	429	1,927	965
Interest and amortization expense	(16,481)	(21,159)	(50,715)	(63,224)
Debt satisfaction charges, net	(4,424)	(2,228)	(4,527)	(2,228)
Impairment charges	(673)	(2,542)	(2,355)	(90,860)
Gains on sales of properties	140,461	202,371	176,662	239,577
Income before provision for income taxes and equity in earnings of non-consolidated entities	145,352	221,290	197,690	206,366
Provision for income taxes	(241)	(444)	(1,108)	(1,326)
Equity in earnings of non-consolidated entities	2,710	4	3,288	192
Net income	147,821	220,850	199,870	205,232
Less net income attributable to noncontrolling interests	(4,502)	(2,834)	(5,191)	(3,225)
Net income attributable to Lexington Realty Trust shareholders	143,319	218,016	194,679	202,007
Dividends attributable to preferred shares – Series C	(1,573)	(1,573)	(4,718)	(4,718)
Allocation to participating securities	(186)	(253)	(304)	(279)
Net income attributable to common shareholders	$141,560	$216,190	$189,657	$197,010

Net income attributable to common shareholders - per common share basic	$0.60	$0.91	$0.81	$0.83
Weighted-average common shares outstanding – basic	236,285,216	237,354,669	233,833,340	237,577,198

Net income attributable to common shareholders - per common share diluted	$0.59	$0.90	$0.81	$0.83
Weighted-average common shares outstanding – diluted	241,355,289	246,058,298	234,011,643	241,660,588

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30, 2019	December 31, 2018
	(unaudited)
Assets:
Real estate, at cost	$3,178,870	$3,090,134
Real estate - intangible assets	401,609	419,612
Real estate, gross	3,580,479	3,509,746
Less: accumulated depreciation and amortization	928,886	954,087
Real estate, net	2,651,593	2,555,659
Assets held for sale	58,031	63,868
Operating lease right-of-use assets, net	39,056	—
Cash and cash equivalents	126,058	168,750
Restricted cash	7,692	8,497
Investment in non-consolidated entities	53,796	66,183
Deferred expenses, net	16,195	15,937
Rent receivable – current	2,336	3,475
Rent receivable – deferred	64,593	58,692
Other assets	15,238	12,779
Total assets	$3,034,588	$2,953,840

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$374,543	$570,420
Term loan payable, net	297,313	298,733
Senior notes payable, net	496,661	496,034
Trust preferred securities, net	127,371	127,296
Dividends payable	30,710	48,774
Liabilities held for sale	5,297	386
Operating lease liabilities	40,275	—
Accounts payable and other liabilities	26,504	30,790
Accrued interest payable	12,300	4,523
Deferred revenue - including below market leases, net	21,050	20,531
Prepaid rent	11,529	9,675
Total liabilities	1,443,553	1,607,162

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 247,856,209 and 235,008,554 shares issued and outstanding in 2019 and 2018, respectively	25	24
Additional paid-in-capital	2,903,704	2,772,855
Accumulated distributions in excess of net income	(1,420,459)	(1,537,100)
Accumulated other comprehensive income (loss)	(5,549)	76
Total shareholders’ equity	1,571,737	1,329,871
Noncontrolling interests	19,298	16,807
Total equity	1,591,035	1,346,678
Total liabilities and equity	$3,034,588	$2,953,840

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$141,560	$216,190	$189,657	$197,010

Weighted-average number of common shares outstanding - basic	236,285,216	237,354,669	233,833,340	237,577,198

Net income attributable to common shareholders - per common share basic	$0.60	$0.91	$0.81	$0.83

Diluted:
Net income attributable to common shareholders - basic	$141,560	$216,190	$189,657	$197,010
Impact of assumed conversions	1,573	4,159	—	2,505
Net income attributable to common shareholders	$143,133	$220,349	$189,657	$199,515

Weighted-average common shares outstanding - basic	236,285,216	237,354,669	233,833,340	237,577,198
Effect of dilutive securities:
Unvested share-based payment awards and options	359,503	382,956	178,303	463,922
Preferred shares - Series C	4,710,570	4,710,570	—	—
Operating partnership units	—	3,610,103	—	3,619,468
Weighted-average common shares outstanding - diluted	241,355,289	246,058,298	234,011,643	241,660,588

Net income attributable to common shareholders - per common share diluted	$0.59	$0.90	$0.81	$0.83

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$141,560	$216,190	$189,657	$197,010
Adjustments:
Depreciation and amortization	36,537	37,063	109,469	126,442
Impairment charges - real estate	673	2,542	2,355	90,860
Noncontrolling interests - OP units	4,244	2,586	4,410	2,506
Amortization of leasing commissions	674	653	2,148	3,251
Joint venture and noncontrolling interest adjustment	2,267	980	7,200	1,496
Gains on sales of properties, including non-consolidated entities and net of tax	(143,719)	(202,242)	(180,837)	(239,448)
FFO available to common shareholders and unitholders - basic	42,236	57,772	134,402	182,117
Preferred dividends	1,573	1,573	4,718	4,718
Amount allocated to participating securities	186	253	304	279
FFO available to all equityholders and unitholders - diluted	43,995	59,598	139,424	187,114
Debt satisfaction charges, net, including non-consolidated entities	4,679	2,228	4,782	2,228
Other(1)	—	(3,613)	—	(6,733)
Adjusted Company FFO available to all equityholders and unitholders - diluted	48,674	58,213	144,206	182,609

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(4,161)	(5,367)	(10,846)	(16,246)
Lease incentives	318	404	898	1,459
Amortization of above/below market leases	(142)	89	(174)	313
Lease termination payments, net	(120)	(308)	(1,120)	(925)
Non-cash interest, net	567	1,031	2,146	3,355
Non-cash charges, net	1,554	1,635	4,833	5,199
Tenant improvements	(1,380)	(69)	(4,932)	(6,663)
Lease costs	(5,951)	(1,273)	(10,624)	(3,074)
Joint venture and noncontrolling interest adjustment	(3,095)	—	(3,731)	—
Company Funds Available for Distribution	$36,264	$54,355	$120,656	$166,027

Per Common Share and Unit Amounts
Basic:
FFO	$0.18	$0.24	$0.57	$0.76

Diluted:
FFO	$0.18	$0.24	$0.58	$0.76
Adjusted Company FFO	$0.20	$0.24	$0.60	$0.74

Basic:
Weighted-average common shares outstanding - basic EPS	236,285,216	237,354,669	233,833,340	237,577,198
Operating partnership units(2)	3,520,643	3,610,103	3,535,207	3,619,468
Weighted-average common shares outstanding - basic FFO	239,805,859	240,964,772	237,368,547	241,196,666

Diluted:
Weighted-average common shares outstanding - diluted EPS	241,355,289	246,058,298	234,011,643	241,660,588
Operating partnership units(2)	3,520,643	—	3,535,207	—
Unvested share-based payment awards and options	25,090	—	20,169	—
Preferred shares - Series C	—	—	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	244,901,022	246,058,298	242,277,589	246,371,158

(1)	"Other" primarily consisted of the acceleration of below-market lease intangible accretion in 2018.
(2)	Includes OP units other than OP units held by Lexington.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

2019 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2019
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$1.22	$1.25
Depreciation and amortization	0.62	0.62
Impact of capital transactions	(1.07)	(1.07)
Estimated Adjusted Company FFO per diluted common share	$0.77	$0.80

(1)	Assumes all convertible securities are dilutive.

LEXINGTON REALTY TRUST

2019 Third Quarter Investments / Capital Recycling Summary

PROPERTY INVESTMENTS

	Property Type	Market		Square Feet (Approx.)	Initial Basis ($000)	Month Closed	Primary Lease Expiration
1	Industrial	Cincinnati	OH	144,000	$13,762	September	12/2023
2	Industrial	Cincinnati	OH	1,299,000	100,288	September	06/2030
3	Industrial	Cincinnati	OH	994,000	65,763	September	08/2027

3	TOTAL PROPERTY INVESTMENTS			2,437,000	$179,813

CAPITAL RECYCLING

CONSOLIDATED PROPERTY DISPOSITIONS

	Primary Tenant	Location		Property Type	Gross Disposition Price ($000)	Annualized Net Income ($000) (1)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Disposition Price PSF
1	T-Mobile USA	Meridian	ID	Office	$16,322	$531	$1,507	August	100%	$210.65
2	Vacant	Albany	GA	Other	1,500	(114)	(111)	August	0%	32.93
3	United States of America	Lenexa	KS	Office	53,300	2,010	3,341	August	100%	314.30
4	Consumer Cellular	Redmond	OR	Office	12,100	37	(511)	September	100%	156.62
5	Kroger	Paris	TN	Other	1,350	135	156	September	100%	43.31
6	Preferred Freezer	Richland	WA	Industrial	244,000	5,171	11,283	September	100%	534.60

6	TOTAL PROPERTY DISPOSITIONS				$328,572	$7,770	$15,665

NON-CONSOLIDATED PROPERTY DISPOSITIONS (3)

	Primary Tenant	Location		Property Type	Gross Disposition Price ($000)	Annualized Net Income ($000) (1)	Annualized NOI ($000)(1)(2)	Month of Disposition	% Leased	Gross Disposition Price PSF
1	TriZetto	Englewood	CO	Office	$61,250	$2,266	$3,780	July	100%	$366.96
2	Atlantic Health	Rockaway	NJ	Office	25,900	1,964	1,310	August	100%	280.53
3	GHX Ultimate Parent	Louisville	CO	Office	21,200	496	1,606	September	100%	198.36

3	TOTAL PROPERTY DISPOSITIONS				$108,350	$4,726	$6,696

Footnotes

(1)	Quarterly period prior to sale, annualized.
(2)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(3)	Lexington has a 20% interest in the joint venture that disposed of these properties.

LEXINGTON REALTY TRUST

2019 Third Quarter Financing Summary

DEBT RETIRED

	Location	Primary Tenant	Property Type	Face / Satisfaction ($000)	Rate	Maturity Date
	Consolidated Mortgage Debt
1	Streetsboro, OH	L'Oreal	Industrial	$16,415	5.749%	09/2019
2	Columbus, IN	Cummins	Office	4,993	2.210%	07/2019
3	Lenexa, KS	United States of America	Office	30,359	3.700%	11/2027
4	Richland, WA (1)	Preferred Freezer	Industrial	110,000	4.000%	01/2026
4	Total Consolidated Mortgage Debt			$161,767

	Non-Consolidated Mortgage Debt (2)
1	Englewood, CO	TriZetto	Office	$43,080	LIBOR+200 bps	09/2021
2	Rockaway, NJ	Atlantic Health	Office	14,280	LIBOR+200 bps	09/2021
3	Louisville, CO	GHX Ultimate Parent	Office	14,160	LIBOR+200 bps	09/2021
3	Total Non-Consolidated Mortgage Debt			$71,520

CORPORATE LEVEL FINANCING (3)

Type	Quarterly Activity, Net	Current Interest Rate	Maturity Date
Revolving Credit Facility	$55,000 satisfaction	LIBOR plus 90 bps	02/2023

Footnotes

(1)	Buyer assumed the mortgage at sale.

(2)	Lexington has a 20% interest in the joint venture that disposed of these properties. Satisfaction reflects release amount of the joint venture's cross-collateralized debt.

(3)	Extended the maturity of the $300 million term loan to January 2025 and swapped the LIBOR portion of the interest rate to obtain a current fixed rate of 2.732% per annum.

LEXINGTON REALTY TRUST

2019 Third Quarter Leasing Summary

LEASE EXTENSIONS

	Tenant (1)	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)(2)(3)	Prior Base Rent Per Annum ($000)	New Cash Base Rent Per Annum ($000)(2)(3)	Prior Cash Base Rent Per Annum ($000)(3)
	Industrial
1	Christie Lites	Antioch	TN	06/2020	06/2025	50,400	$244	$115	$252	$110
2	Michelin	Laurens	SC	01/2020	03/2020	1,164,000	3,594	3,550	3,594	3,550

2	Total industrial lease extensions					1,214,400	$3,838	$3,665	$3,846	$3,660

	Office
1	Morgan Lewis	Philadelphia	PA	01/2021	01/2024	289,432	$4,280	$4,298	$4,197	$4,655
2	T-Mobile West	Mission	TX	06/2020	06/2025	75,016	1,029	989	1,035	1,035

2	Total office lease extensions					364,448	$5,309	$5,287	$5,232	$5,690

4	TOTAL EXTENDED LEASES					1,578,848	$9,147	$8,952	$9,078	$9,350

NEW LEASES

	Tenant (1)	Location		Lease Expiration Date	Sq. Ft.	New Base Rent Per Annum ($000)(2)(3)	New Cash Base Rent Per Annum ($000)(2)(3)
	Office
1	Stanley Black & Decker	Indianapolis	IN	10/2020	15,032	$256	$256

1	Total office new leases				15,032	$256	$256

5	TOTAL NEW AND EXTENDED LEASES				1,593,880	$9,403	$9,334

LEXINGTON REALTY TRUST

 2019 Third Quarter Leasing Summary (Continued)

NEW VACANCY (4)

Former Tenant	Location		Prior Lease Expiration Date	Sq. Ft.	2018 Base Rent ($000)(3)	2018 Cash Base Rent ($000)(3)
Industrial
Hollander (5)	Thomson	GA	05/2030	208,000	$930	$869

Footnotes

(1)	Leases greater than 10,000 square feet.

(2)	Assumes twelve months rent from the later of 10/1/19 or lease commencement/extension, excluding free rent periods as applicable.

(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

(4)	Excludes multi-tenant properties, disposed properties and non-consolidated investments.

(5)	Tenant declared bankruptcy and rejected the lease.

LEXINGTON REALTY TRUST

Other Revenue Data

9/30/2019

($000)

Other Revenue Data

	Base Rent
Asset Class	Nine months ended
	9/30/19 (1)	9/30/19 Percentage	9/30/18 Percentage
Industrial	$142,130	70.7%	62.2%
Office/Other	58,841	29.3%	37.8%
	$200,971	100.0%	100.0%

	Base Rent
	Nine months ended
Credit Ratings (2)	9/30/19 (1)	9/30/19 Percentage	9/30/18 Percentage
Investment Grade	$96,507	48.0%	44.7%
Non-Investment Grade	48,283	24.0%	17.7%
Unrated	56,181	28.0%	37.6%
	$200,971	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis	As of 9/30/19	As of 9/30/18
	8.0 years	8.5 years

Rent Estimates for Current Assets

Year	Base Rent (3)	Cash Base Rent (3)	Difference
2019 - remaining	$69,297	$65,914	$(3,383)
2020	263,927	254,886	(9,041)

Footnotes

(1)	Nine months ended 9/30/2019 Base Rent recognized for consolidated properties owned as of 9/30/2019.
(2)	Credit ratings are based upon either tenant, guarantor or parent/ultimate parent. Historical comparison was not adjusted for subsequent tenant entity changes and multi-tenant was generally reflected as unrated.
(3)	Amounts assume (1) lease terms for non-cancellable periods only, (2) no new or renegotiated leases are entered into after 9/30/2019, and (3) no properties are sold or acquired after 9/30/2019.

LEXINGTON REALTY TRUST

Other Revenue Data (Continued)

9/30/2019

($000)

Same-Store NOI (1)

	Nine months ended September 30,
	2019	2018
Total Cash Base Rent	$169,892	$172,032
Tenant Reimbursements	17,509	13,661
Property Operating Expenses	(24,292)	(19,641)
Same-Store NOI	$163,109	$166,052

Change in Same-Store NOI (2)	(1.8%)

Same-Store Percent Leased (3)	As of 9/30/19	As of 9/30/18
	97.5%	98.7%

Lease Escalation Data (4)

Footnotes

(1)	NOI is on a consolidated cash basis excluding properties acquired and sold in 2019 and 2018 and properties subject to mortgage loans in default and a property in litigation at September 30, 2019.
See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Change in Same-Store NOI was 0.2 % excluding single-tenant property vacancies.
(3)	Excludes properties acquired or sold in 2019 and 2018 and properties subject to mortgage loans in default and a property in litigation at September 30, 2019.
(4)	Based on nine months consolidated Cash Base Rents for single-tenant leases (properties greater than 50% leased to a single tenant) owned as of September 30, 2019. Excludes parking operations and rents from prior tenants.

LEXINGTON REALTY TRUST

Portfolio Detail By Asset Class

9/30/2019

($000, except square footage)

Asset Class	YE 2016 (5)	YE 2017 (5)	YE 2018 (5)(6)	Q3 2019

Industrial
% of Cost (1)	42.2%	49.3%	71.2%	77.7%
% of ABR (2)	40.8%	44.3%	65.4%	70.7%
Leased	98.2%	99.9%	96.3%	99.0%
Wtd. Avg. Lease Term (3)	10.3	10.5	9.7	8.2
Mortgage Debt	$240,790	$193,529	$206,006	$75,528
% Investment Grade (2)	25.4%	28.4%	31.6%	45.8%
Square Feet	28,908,037	36,071,422	41,447,962	45,168,133

Office/Other
% of Cost (1)	57.8%	50.7%	28.8%	22.3%
% of ABR (2)(4)	59.2%	55.7%	34.6%	29.3%
Leased	91.3%	96.0%	87.1%	84.0%
Wtd. Avg. Lease Term (3)	7.4	7.9	7.2	7.7
Mortgage Debt	$504,383	$503,539	$369,508	$302,721
% Investment Grade (2)	45.0%	49.4%	53.2%	53.4%
Square Feet	14,416,260	12,542,640	6,111,588	5,332,637

Footnotes

(1)	Based on gross book value of real estate assets; excludes held for sale assets.
(2)	Percentage of Base Rent, for consolidated properties owned as of each respective period.
(3)	Cash basis.
(4)	YE 2018 excludes the acceleration of below-market lease intangible accretion on one Kmart asset.
(5)	Office and Other properties combined.
(6)	Pataskala, Ohio property reclassed to Industrial from Office/Other.

LEXINGTON REALTY TRUST

Portfolio Composition

9/30/2019

As a Percent of Gross Book Value (1)

Portfolio Composition (2)

Footnotes

(1)	Based on gross book value of real estate assets as of 9/30/2019; excludes held for sale assets.
(2)	Based on gross book value of real estate assets as of 9/30/2019, 12/31/2018, 12/31/2017 and 12/31/2016, as applicable and excludes held for sale assets.

LEXINGTON REALTY TRUST

Components of Net Asset Value

9/30/2019

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties nine month net operating income (NOI) (1)
Industrial	$127,313
Office/Other	48,186
Total Net Operating Income	$175,499

Lexington's share of non-consolidated nine month NOI (1)
NNN OFFICE JV
Office	$7,720
OTHER JV
Other	$1,109

Other income
Advisory fees	$2,909

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets acquired in 2019	$433,189
Wholly-owned assets less than 70% leased	$45,432

Add other assets:
Assets held for sale - consolidated	$58,031
Construction in progress	5,405
Developable land	6,928
Cash and cash equivalents	126,058
Restricted cash	7,692
Accounts receivable	2,336
Other assets	15,238
Total other assets	$221,688

Liabilities:
Corporate level debt (face amount)	$929,120
Mortgages and notes payable (face amount)	378,249
Dividends payable	30,710
Liabilities held for sale - consolidated	5,297
Accounts payable, accrued expenses and other liabilities	50,333
Preferred stock, at liquidation value	96,770
Lexington's share of non-consolidated mortgages (face amount)	88,018
Total deductions	$1,578,497

Common shares & OP units at 9/30/2019	251,291,507

Footnotes

(1)	NOI for the existing property portfolio at September 30, 2019, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2019. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington's net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.

LEXINGTON REALTY TRUST

Consolidated Portfolio Concentration

9/30/2019

	Markets (1)	Percent of Base Rent as of 9/30/19 (2)
1	Houston, TX	11.3%
2	Memphis, TN	6.8%
3	Detroit, MI	5.1%
4	New York, NY	4.1%
5	Dallas, TX	4.1%
6	Atlanta, GA	3.7%
7	Nashville, TN	3.6%
8	Philadelphia, PA	2.8%
9	San Jose, CA	2.5%
10	Jackson, MS	2.3%
11	St. Louis, MO	2.3%
12	Indianapolis, IN	2.3%
13	Richmond, VA	2.3%
14	Columbus, OH	1.8%
15	Phoenix, AZ	1.8%
16	Kansas City, MO	1.6%
17	Champaign, IL	1.6%
18	Charlotte, NC	1.5%
19	Jackson, TN	1.5%
20	Winchester, VA	1.4%
	Total Consolidated Portfolio Concentration (3)	64.5%

Footnotes

(1)	Markets are based on a Core Based Statistical Area, which is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.

(2)	Nine months ended 9/30/2019 Base Rent recognized for consolidated properties owned as of 9/30/2019.

(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Portfolio Concentration - Industrial

9/30/2019

	Markets (1)	Percent of Base Rent as of 9/30/19 (2)
1	Memphis, TN	9.7%
2	Houston, TX	7.6%
3	Detroit, MI	5.4%
4	Nashville, TN	5.1%
5	Atlanta, GA	4.8%
6	Jackson, MS	3.3%
7	St. Louis, MO	3.2%
8	New York, NY	2.7%
9	Columbus, OH	2.6%
10	Dallas, TX	2.5%
11	Champaign, IL	2.2%
12	Jackson, TN	2.1%
13	Richmond, VA	2.0%
14	Winchester, VA	2.0%
15	Chicago, IL	1.9%
16	Indianapolis, IN	1.9%
17	Shreveport, LA	1.9%
18	Greenville, SC	1.8%
19	Elizabethtown, KY	1.8%
20	Spartanburg, SC	1.7%
	Total Industrial Portfolio Concentration (3)	66.2%

Footnotes
(1)	Markets are based on a Core Based Statistical Area, which is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(2)	Nine months ended 9/30/2019 Base Rent recognized for consolidated properties owned as of 9/30/2019.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Portfolio Concentration - Office/Other

9/30/2019

	Markets (1)	Percent of Base Rent as of 9/30/19 (2)
1	Houston, TX	20.2%
2	San Jose, CA	8.5%
3	Philadelphia, PA	8.0%
4	Dallas, TX	8.0%
5	New York, NY	7.6%
6	Charlotte, NC	5.2%
7	Detroit, MI	4.5%
8	Columbus, IN	4.3%
9	Kansas City, MO	4.0%
10	Washington, DC	4.0%
11	Indianapolis, IN	3.3%
12	Phoenix, AZ	3.1%
13	Miami, FL	2.9%
14	Richmond, VA	2.8%
15	Sarasota, FL	2.4%
16	Baton Rouge, LA	1.5%
17	McAllen, TX	1.3%
18	Augusta, ME	1.2%
19	Orlando, FL	1.1%
20	Knoxville, TN	1.1%
	Total Office/Other Portfolio Concentration (3)	95.0%

Footnotes
(1)	Markets are based on a Core Based Statistical Area, which is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(2)	Nine months ended 9/30/2019 Base Rent recognized for consolidated properties owned as of 9/30/2019.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Tenant Industry Diversification - Industrial Assets (1)

9/30/2019

Retail Department, 1.4%
Other, 0.8%
Aerospace/Defense, 1.4%
Printing/Production, 1.5%
Technology, 2.5%
Apparel, 3.0%
Automotive, 25.8%
Specialty, 4.4%
Construction/Materials, 8.4%
Transportation/Logistics, 9.2%
Consumer Products, 22.2%
Food, 19.4%

Footnotes

(1)	Nine months ended 9/30/2019 Base Rent recognized for consolidated properties owned as of 9/30/2019.

LEXINGTON REALTY TRUST

Tenant Industry Diversification - Office/Other Assets (1)

9/30/2019

Footnotes

(1)	Nine months ended 9/30/2019 Base Rent recognized for consolidated properties owned as of 9/30/2019.

LEXINGTON REALTY TRUST

Top 15 Tenants

9/30/2019

Top 15 Tenants

Tenants (1)	Property Type	Lease Expirations	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)(3)	Base Rent as of 9/30/2019 ($000)	Percent of Base Rent as of 9/30/2019 ($000) (2)(4)
Dow	Office	2036	1	664,100	1.4%	$11,137	5.6%
Nissan	Industrial	2027	2	2,971,000	6.0%	9,570	4.8%
Dana	Industrial	2021-2026	7	2,053,359	4.2%	7,456	3.7%
Undisclosed (5)	Industrial	2031-2035	3	1,090,383	2.2%	5,355	2.7%
Watco	Industrial	2038	1	132,449	0.3%	5,080	2.5%
Xerox	Office	2023	1	202,000	0.4%	4,981	2.5%
Morgan Lewis (6)	Office	2024	1	289,432	0.6%	4,189	2.1%
Undisclosed (7)	Industrial	2023-2027	3	2,132,290	4.3%	4,145	2.1%
FedEx	Industrial	2023 & 2028	2	292,021	0.6%	4,048	2.0%
Hamilton Beach	Industrial	2021 & 2026	2	1,645,436	3.3%	3,711	1.9%
Michelin	Industrial	2019 & 2020	2	1,759,346	3.6%	3,642	1.8%
General Electric (8)	Industrial / Office	2019 & 2024	2	950,427	1.9%	3,631	1.8%
Asics	Industrial	2030	1	855,878	1.7%	3,291	1.6%
Amazon.com	Industrial	2026-2030	3	2,515,492	5.1%	3,275	1.6%
Spitzer	Industrial	2035	2	449,895	0.9%	3,259	1.6%

			33	18,003,508	36.6%	$76,770	38.5%

Footnotes

(1)	See Annual Report and other applicable disclosures for actual tenant names. Includes tenant, guarantor or parent.
(2)	Total shown may differ from detailed amounts due to rounding.
(3)	Excludes vacant square feet.
(4)	Nine months ended 9/30/2019 Base Rent recognized for consolidated properties owned as of 9/30/2019, excluding rent from prior tenants.
(5)	Tenant is a domestic subsidiary of an international automaker.
(6)	Includes parking operations.
(7)	Lease restricts certain disclosures. Guarantor is investment grade.
(8)	Includes an office property held for sale at 9/30/2019.

LEXINGTON REALTY TRUST

 Lease Rollover Schedule - Consolidated Industrial Properties

9/30/2019

($000)

Year	Number of Leases Expiring	Base Rent as of 9/30/2019	Percent of Base Rent as of 9/30/2019	Percent of Base Rent as of 9/30/2018
2019 - remaining	2	$1,218	0.9%	3.1%
2020	8	8,546	6.0%	6.3%
2021	11	10,629	7.5%	6.1%
2022	2	1,329	0.9%	0.7%
2023	7	4,407	3.1%	1.0%
2024	14	13,529	9.5%	6.8%
2025	11	10,357	7.3%	6.8%
2026	10	13,591	9.6%	7.1%
2027	9	18,689	13.2%	13.4%
2028	4	8,891	6.3%	6.4%
Thereafter	25	50,608	35.7%	41.1%

Total (1)	103	$141,794	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

 Lease Rollover Schedule - Consolidated Office/Other Properties

9/30/2019

($000)

Year	Number of Leases Expiring	Base Rent as of 9/30/2019	Percent of Base Rent as of 9/30/2019	Percent of Base Rent as of 9/30/2018
2019 - remaining	28	$4,471	7.8%	5.1%
2020	6	1,710	3.0%	5.7%
2021	10	5,996	10.4%	13.7%
2022	3	3,626	6.3%	4.4%
2023	3	5,399	9.4%	7.2%
2024	8	9,720	16.9%	11.8%
2025	6	3,133	5.4%	3.2%
2026	-	-	0.0%	1.0%
2027	4	1,453	2.5%	6.4%
2028	2	1,005	1.7%	1.1%
Thereafter	12	21,021	36.5%	22.0%

Total (1)	82	$57,534	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include parking operations.

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	Base Rent as of 9/30/2019 ($000) (2)	Cash Base Rent as of 9/30/2019 ($000) (2)	9/30/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
Single-tenant
2019	12/31/2019	2415 US Hwy. 78 East	Moody	AL	--	Michelin	595,346	1,056	1,087	-	-
2020	3/31/2020	101 Michelin Dr.	Laurens	SC	3	Michelin	1,164,000	2,586	2,586	-	-
	5/31/2020	7875 White Road SW	Austell	GA	--	Mars Wrigley	604,852	691	956	-	-
	6/30/2020	1650-1654 Williams Rd.	Columbus	OH	--	ODW Logistics	772,450	1,010	1,010	-	-
		3102 Queen Palm Dr.	Tampa	FL	--	Time	229,605	926	1,030	-	-
	9/30/2020	3350 Miac Cove Rd.	Memphis	TN	--	Mimeo.com	107,400	322	345	-	-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	6	Unilever	443,380	1,119	966	-	-
	12/31/2020	2203 Sherrill Dr.	Statesville	NC	--	Geodis America	639,800	1,870	1,903	-	-
2021	3/31/2021	2455 Premier Row	Orlando	FL	--	Walgreen Co.	205,016	589	381	-	-
	5/31/2021	291 Park Center Dr.	Winchester	VA	--	Kraft Heinz	344,700	1,066	1,085	-	-
	6/30/2021	11624 S. Distribution Cv.	Olive Branch	MS	--	Hamilton Beach	1,170,218	2,842	2,370	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	--	Ingram Micro	701,819	1,359	1,405	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	--	Dana	150,945	1,310	1,520	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	--	Quickie Manufacturing	423,280	1,017	1,093	-	-
	12/31/2021	191 Arrowhead Dr.	Hebron	OH	--	Owens Corning	250,410	429	429	-	-
		200 Arrowhead Dr.	Hebron	OH	--	Owens Corning	400,522	687	687	-	-
		3686 South Central Ave.	Rockford	IL	--	Pierce Packaging	93,000	241	241	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	--	Tire Rack	257,849	1,007	1,052	-	-
	8/31/2022	50 Tyger River Dr.	Duncan	SC	--	Plastic Omnium	221,833	322	84	-	-
2023	2/28/2023	7670 Hacks Cross Rd.	Olive Branch	MS	--	MAHLE Industries	268,104	679	676	-	-
	5/31/2023	6495 Polk Ln.	Olive Branch	MS	22	Undisclosed	151,691	197	190	-	-
	8/31/2023	10535 Red Bluff Rd.	Pasadena	TX	--	Unis	257,835	923	899	-	-
		3737 Duncanville Rd.	Dallas	TX	--	Owens Corning	510,440	747	718	-	-
	10/31/2023	493 Westridge Pkwy.	McDonough	GA	--	Carlstar	676,000	1,269	1,204	-	-
	12/31/2023	120 Southeast Pkwy. Dr.	Franklin	TN	--	United Technologies	289,330	551	551	-	-
		675 Gateway Blvd.	Monroe	OH	--	Blue Buffalo	143,664	41	39	-	-

31

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	Base Rent as of 9/30/2019 ($000) (2)	Cash Base Rent as of 9/30/2019 ($000) (2)	9/30/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	--	Continental Tire	741,880	1,716	1,788	-	-
	1/31/2024	6495 Polk Ln.	Olive Branch	MS	22	Undisclosed	118,211	168	158	-	-
		70 Tyger River Dr.	Duncan	SC	--	BMW	408,000	867	831	-	-
	3/31/2024	1520 Lauderdale Memorial Hwy.	Cleveland	TN	--	General Electric	851,370	1,993	1,984	-	-
	4/30/2024	113 Wells St.	North Berwick	ME	--	United Technologies	993,685	1,349	1,332	-	-
		11555 Silo Dr.	Olive Branch	MS	--	Olam Cotton	927,742	967	632	-	-
	5/31/2024	901 East Bingen Point Way	Bingen	WA	--	Boeing	124,539	1,977	1,975	-	-
		7225 Goodson Rd.	Union City	GA	--	Interface Americas	370,000	385	360	-	-
	7/31/2024	5795 North Blackstock Road	Spartanburg	SC	--	Wal-Mart	341,660	1,254	1,217	-	-
	9/30/2024	1621 Veterans Memorial Pkwy. E	Lafayette	IN	--	Caterpillar	309,400	911	903	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	--	Tower Automotive	311,612	1,193	1,154	-	-
		2115 East Belt Line Rd.	Carrollton	TX	--	L.E. Klein	58,202	172	114	-	-
	12/31/2024	749 Southrock Dr.	Rockford	IL	--	Jacobson Warehouse	150,000	478	450	-	-
2025	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	--	Dana	336,350	1,009	1,009	-	-
		4010 Airpark Dr.	Owensboro	KY	--	Metalsa / Dana	211,598	906	906	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	--	Metalsa / Dana	167,770	403	403	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	--	Metalsa / Dana	539,592	2,129	2,129	-	-
		301 Bill Bryan Blvd.	Hopkinsville	KY	--	Metalsa / Dana	424,904	1,266	1,266	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	--	Boral Limited	420,597	1,344	1,789	5,969	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	--	Royal Appliance	458,000	1,546	1,576	-	-
		5352 Performance Way	Whitestown	IN	--	LaCrosse	380,000	931	782	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	--	Owens Corning	18,620	412	412	-	-
2026	3/30/2026	121 Technology Dr.	Durham	NH	15	Heidelberg	500,500	1,903	2,479	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	--	Calsonic Kansei	310,000	966	956	-	-
	4/30/2026	16811 W. Commerce Dr.	Goodyear	AZ	--	Blue Buffalo	540,349	1,833	696	-	-
	6/30/2026	351 Chamber Dr.	Chillicothe	OH	--	Kitchen Collection	475,218	869	871	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	--	Dana	222,200	433	433	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	--	Amazon.com	769,500	2,022	1,934	-	-
	10/31/2026	10345 Philipp Pkwy.	Streetsboro	OH	--	L'Oreal USA	649,250	2,020	2,113	-	-
		5001 Greenwood Rd.	Shreveport	LA	--	Libbey	646,000	1,624	1,668	-	-
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	--	Estée Lauder	241,977	860	885	-	-
		736 Addison Rd.	Erwin	NY	--	Corning	408,000	1,061	1,067	-	-

32

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	Base Rent as of 9/30/2019 ($000) (2)	Cash Base Rent as of 9/30/2019 ($000) (2)	9/30/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2027	1/31/2027	27200 West 157th St.	New Century	KS	--	Amazon.com	446,500	931	817	-	-
	2/28/2027	554 Nissan Pkwy.	Canton	MS	--	Nissan	1,466,000	4,650	4,524	-	-
	4/30/2027	16407 Applewhite Rd.	San Antonio	TX	18	Undisclosed / HVAC	849,275	2,245	2,112	-	-
		200 Sam Griffin Rd.	Smyrna	TN	--	Nissan	1,505,000	4,920	4,737	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	--	Arrow Electronics	74,739	305	303	-	-
	8/31/2027	600 Gateway Blvd.	Monroe	OH	--	Hayneedle	994,013	241	190	-	-
	9/30/2027	1550 Hwy 302	Byhalia	MS	--	McCormick	615,600	1,829	1,800	-	-
	10/31/2027	201 James Lawrence Rd.	Jackson	TN	--	Kellogg	1,062,055	2,958	2,808	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	--	Hillman Group	264,598	610	610	-	-
2028	1/31/2028	490 Westridge Pkwy.	McDonough	GA	--	Georgia-Pacific	1,121,120	2,803	2,592	-	-
	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	--	FedEx	140,330	3,851	3,846	37,347	03/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	--	United States Cold Storage	296,972	1,627	1,617	-	-
	9/30/2028	904 Industrial Rd.	Marshall	MI	--	Tenneco	246,508	610	555	-	-
2029	7/31/2029	8500 Nail Rd.	Olive Branch	MS	--	Sephora	716,080	2,063	1,946	-	-
	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	--	IAC Group	276,782	1,305	1,251	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	--	Asics	855,878	3,291	3,126	-	-
	5/31/2030	359 Gateway Dr.	Lavonia	GA	--	TI Automotive	133,221	626	784	6,362	12/2020
		4015 Lakeview Corporate Dr.	Edwardsville	IL	--	Spectrum	1,017,780	2,595	2,047	-	-
	6/30/2030	2601 Bermuda Hundred Rd.	Chester	VA	20	Phillip Morris	1,034,470	2,888	2,848	-	-
		700 Gateway Blvd.	Monroe	OH	--	Amazon.com	1,299,492	322	290	-	-
2031	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	--	ARYZTA	188,166	2,722	2,585	-	-
	12/18/2031	80 Tyson Dr.	Winchester	VA	16	Undisclosed / Automaker	400,400	1,776	1,581	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	--	Vulcan	-	1,592	1,493	-	-
	8/24/2032	16950 Pine Dr.	Romulus	MI	16	Undisclosed / Automaker	500,023	1,926	1,814	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	--	Pacific Natural Foods	508,277	2,340	2,015	-	-
		26700 Bunert Rd.	Warren	MI	--	Lipari	260,243	2,912	2,617	25,850	11/2032
2033	12/31/2033	2115 East Belt Line Rd.	Carrollton	TX	--	Teasdale	298,653	974	760	-	-
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	--	Nicholas	180,235	1,917	1,737	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	--	Vista Outdoor	813,126	3,147	2,821	-	-

33

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq. Ft. Leased or Available (1)	Base Rent as of 9/30/2019 ($000) (2)	Cash Base Rent as of 9/30/2019 ($000) (2)	9/30/2019 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	--	Spitzer	187,800	1,826	1,616	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	--	Spitzer	262,095	1,433	1,268	-	-
2035	6/30/2035	111 West Oakview Pkwy.	Oak Creek	WI	--	Stella & Chewy's	164,007	1,574	1,427	-	-
	10/22/2035	2860 Clark Street	Detroit	MI	16	Undisclosed / Automaker	189,960	1,653	1,653	-	-
2036	5/31/2036	671 Washburn Switch Rd.	Shelby	NC	--	Clearwater Paper	673,425	2,089	1,860	-	-
2037	3/31/2037	4005 E I-30	Grand Prairie	TX	--	O'Neal Industries	215,000	1,404	1,192	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	--	Watco	132,449	5,080	4,436	-	-
2042	5/31/2042	4801 North Park Dr.	Opelika	AL	--	Golden State Enterprises	165,493	2,433	1,938	-	-
2067	12/31/2067	10201 Schuster Way	Pataskala	OH	--	Kohl's	-	720	325	-	-
N/A	Vacancy	3350 Miac Cove Rd.	Memphis	TN	--	(Available for Lease)	32,679	-	-	-	-
SINGLE TENANT INDUSTRIAL TOTAL							44,088,659	$140,011	$132,720	$75,528
Multi-tenant / Vacancy (8)(14)
	Various	6050 Dana Way	Antioch	TN	4 (97%)	Multi-Tenant	674,528	1,783	1,753	-	-
	Vacancy	1133 Poplar Creek Rd.	Henderson	NC	--	(Available for Lease)	196,946	-	-	-	-
	Vacancy	3301 Stagecoach Rd. NE	Thomson	GA	11	(Available for Lease)	208,000	336	616	-	-
MULTI-TENANT/VACANCY INDUSTRIAL TOTAL							1,079,474	$2,119	$2,369	$-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						99.0% Leased	45,168,133	$142,130	$135,089	$75,528

34

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	Base Rent as of 9/30/2019 ($000) (2)	Cash Base Rent as of 9/30/2019 ($000) (2)	9/30/2019 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
Single-tenant
2019	10/31/2019	10475 Crosspoint Blvd.	Indianapolis	IN	10,23,24	John Wiley	123,047	1,701	1,782	-	-
		9601 Renner Blvd.	Lenexa	KS	17, 21	T-Mobile USA	77,484	857	1,160	7,847	12/2019
	12/31/2019	2800 Waterford Lake Dr.	Midlothian	VA	10	Alstom Power	99,057	1,638	1,808	-	-
2020	2/14/2020	5600 Broken Sound Blvd.	Boca Raton	FL	--	Oce - USA Holding	143,290	1,683	1,875	18,548	02/2020
2021	3/31/2021	1701 Market St.	Philadelphia	PA	--	Prime Communications	1,220	47	47	-	-
	6/30/2021	1415 Wyckoff Rd.	Wall	NJ	--	NJ Natural Gas	157,511	2,830	2,830	5,576	01/2021
		2050 Roanoke Rd.	Westlake	TX	--	Charles Schwab	130,199	1,552	1,641	-	-
	8/31/2021	3500 North Loop Rd.	McDonough	GA	--	Gobal Payments	62,218	632	632	-	-
	10/31/2021	1401 Nolan Ryan Expy.	Arlington	TX	--	Butler America Aerospace	4,979	63	63	-	-
2022	5/30/2022	13651 McLearen Rd.	Herndon	VA	--	United States of America	159,644	2,346	2,415	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	--	CoxCom	28,591	406	406	-	-
	10/31/2022	4455 American Way	Baton Rouge	LA	--	New Cingular Wireless	70,100	874	858	-	-
2023	9/30/2023	1701 Market St.	Philadelphia	PA	--	CBC Restaurant	8,070	182	182	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	--	Xerox	202,000	4,981	5,303	27,795	12/2023
2024	1/31/2024	1701 Market St.	Philadelphia	PA	--	Morgan Lewis	289,432	3,223	3,430	-	-
	2/14/2024	1362 Celebration Blvd.	Florence	SC	--	Change Healthcare	32,000	430	440	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	--	Wells Fargo	169,083	1,511	1,465	-	-
		3480 Stateview Blvd.	Fort Mill	SC	--	Wells Fargo	169,218	1,565	1,466	-	-
	7/31/2024	500 Jackson St.	Columbus	IN	9	Cummins	390,100	2,551	2,778	-	-
	8/31/2024	10475 Crosspoint Blvd.	Indianapolis	IN	10, 24	HQ Global Workplaces	14,236	236	236	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	--	Triumph Group	111,409	1,214	1,332	-	-
	2/28/2025	1401 Nolan Ryan Expy.	Arlington	TX	--	Infotech Enterprise	13,590	157	163	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	--	TruMark Financial	2,641	194	194	-	-
	6/30/2025	3711 San Gabriel	Mission	TX	--	T-Mobile West	75,016	742	764	-	-

35

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 9/30/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	Base Rent as of 9/30/2019 ($000) (2)	Cash Base Rent as of 9/30/2019 ($000) (2)	9/30/2019 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2027	1/31/2027	1701 Market St.	Philadelphia	PA	--	Drybar	1,975	108	82	-	-
2027	5/31/2027	2401 Cherahala Blvd.	Knoxville	TN	--	CaremarkPCS	59,748	634	599	-	-
	8/31/2027	133 First Park Dr.	Oakland	ME	17	T-Mobile USA	78,610	724	1,151	7,939	10/2020
2029	3/31/2029	2800 High Meadow Cir.	Auburn Hills	MI	--	Faurecia	278,000	2,660	2,510	-	-
	9/30/2029	9200 South Park Center Loop	Orlando	FL	--	CardWorks	59,927	661	-	-	-
2031	4/30/2031	9201 Stateline Rd.	Kansas City	MO	11	Burns & McDonnell Engineering	155,925	1,515	1,443	-	-
	11/30/2031	4 Apollo Drive	Whippany	NJ	--	CAE	123,734	1,630	1,462	11,722	11/2021
2033	12/31/2033	8555 South River Pkwy.	Tempe	AZ	--	Versum	95,133	1,109	971	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	--	Dow	664,100	11,137	9,466	184,352	10/2036
N/A	N/A	1701 Market St.	Philadelphia	PA	--	Parking Operations	-	966	966	-	-
	Vacancy	1701 Market St.	Philadelphia	PA	--	(Available for Lease)	699	-	-	-	-
		10475 Crosspoint Blvd.	Indianapolis	IN	10,11, 24	(Available for Lease)	3,764	31	31	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	--	(Available for Lease)	31,830	-	-	-	-
SINGLE TENANT OFFICE TOTAL							4,087,580	$52,790	$51,951	$263,779
Multi-tenant / Vacancy (8)(14)
	Vacancy	5200 Metcalf Ave.	Overland Park	KS	--	(Available for Lease)	320,198	-	-	32,112	N/A
	Vacancy	820 Gears Rd.	Houston	TX	11	(Available for Lease)	78,895	99	99	-	-
	Various	11511 Luna Rd.	Farmers Branch	TX	4,10 (88%)	Multi-Tenant	181,072	1,696	1,636	-	-
	Various	1311 Broadfield Blvd.	Houston	TX	4,10 (66%)	Multi-Tenant	155,407	648	565	-	-
	Various	13430 North Black Canyon Fwy.	Phoenix	AZ	4 (65%)	Multi-Tenant	138,940	717	824	-	-
	Various	1460 Tobias Gadson Blvd.	Charleston	SC	4,11 (23%)	Multi-Tenant	50,246	436	428	6,830	02/2021
MULTI-TENANT/VACANCY OFFICE TOTAL							924,758	$3,596	$3,552	$38,942
OFFICE SUBTOTAL/WEIGHTED AVERAGE						88.1% Leased	5,012,338	$56,386	$55,503	$302,721

36

LEXINGTON REALTY TRUST

 Property Leases and Vacancies - Consolidated Portfolio - 9/30/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	Base Rent as of 9/30/2019 ($000) (2)	Cash Base Rent as of 9/30/2019 ($000) (2)	9/30/2019 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
Single-tenant
Specialty
2029	1/31/2029	175 Holt Garrison Pkwy.	Danville	VA	10, 24	Home Depot	-	172	205	-	-
2048	12/31/2048	30 Light St.	Baltimore	MD	--	30 Charm City	-	224	224	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	--	Littlestone Brotherhood	31,180	1,431	1,024	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	--	201 NC Leasehold	-	232	232	-	-
SINGLE TENANT OTHER TOTAL							31,180	$2,059	$1,685	$-
Multi-tenant / Vacancy (8)(14)
	Vacancy	21082 Pioneer Plaza Dr.	Watertown	NY	10, 24	(Available for Lease)	120,727	-	-	-	-
	Vacancy	97 Seneca Trail	Fairlea	WV	10	(Available for Lease)	90,933	-	-	-	-
	Various	King St./1042 Fort St. Mall	Honolulu	HI	4 (43%)	Multi-Tenant	77,459	396	396	-	-
MULTI-TENANT/VACANCY OTHER TOTAL							289,119	$396	$396	$-
OTHER SUBTOTAL/WEIGHTED AVERAGE						20.2% Leased	320,299	$2,455	$2,081	$-

TOTAL OFFICE & OTHER/WEIGHTED AVERAGE						84.0% Leased	5,332,637	$58,841	$57,584	$302,721

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						97.4% Leased	50,500,770	$200,971	$192,673	$378,249

LEXINGTON REALTY TRUST

 Property Leases and Vacancies - Non-consolidated Portfolio - 9/30/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	LXP % Ownership	Base Rent as of 9/30/2019 ($000) (2)	Cash Base Rent as of 9/30/2019 ($000) (2)	9/30/2019 Debt Balance ($000)	Debt Maturity (13)
NON-CONSOLIDATED PROPERTIES
NNN OFFICE JV PROPERTIES
2022	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	7	Career Education Corporation	317,198	20%	3,449	3,499	271,280	09/2021
2023	3/31/2023	8900 Freeport Pkwy.	Irving	TX	7	Nissan	268,445	20%	3,675	3,398	-	-
2025	2/28/2025	6555 Sierra Dr.	Irving	TX	7, 12	TXU	247,254	20%	2,852	2,398	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	7	Experian Holdings	292,700	20%	2,430	2,305	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	7	Georgia Power	111,911	20%	1,221	1,056	-	-
	12/31/2025	4001 International Pkwy.	Carrollton	TX	7	Motel 6	138,443	20%	1,901	1,745	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	7	Syneos	97,000	20%	1,008	891	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	5	Richmond Belly Ventures	2,568	20%	61	61	-	-
	11/30/2026	500 Kinetic Dr.	Huntington	WV	7	Amazon.com	68,693	20%	928	867	-	-
2027	2/28/2027	800 East Canal St.	Richmond	VA	5	Sumitomo	8,503	20%	151	110	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	7	Boehringer Ingelheim USA	98,849	20%	1,588	1,465	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	7	MS Consultants	42,290	20%	513	475	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	7	TMG Health	150,000	20%	1,748	1,619	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	7	Nevada Power	282,000	20%	2,605	2,317	-	-
2030	8/31/2030	800 East Canal St.	Richmond	VA	--	McGuireWoods	224,537	20%	5,246	5,247	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	5	The Riverstone Group	25,707	20%	578	493	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	7	United States of America	68,985	20%	901	1,069	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	5	Towne Bank	26,047	20%	633	533	-	-
2032	4/30/2032	1210 AvidXchange Ln.	Charlotte	NC	--	AvidXchange	201,450	20%	4,519	3,993	45,900	12/2022; 01/2033
	9/30/2032	10001 Richmond Ave.	Houston	TX	7	Schlumberger	554,385	20%	4,714	4,316	-	-
	10/31/2032	143 Diamond Ave.	Parachute	CO	7	Alenco	49,024	20%	831	884	-	-
2088	8/8/2088	800 East Canal St.	Richmond	VA	5	The City of Richmond, Virginia	-	20%	267	314	-	-
N/A	Vacancy	810 Gears Rd.	Houston	TX	7	(Available for Lease)	9,910	20%	-	-	-	-
		800 East Canal St.	Richmond	VA	5	(Available for Lease)	42,947	20%	-	-	-	-
NNN OFFICE JV TOTAL/WEIGHTED AVERAGE						98.4% Leased	3,328,846		$41,819	$39,055	$374,680

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Non-consolidated Portfolio - 9/30/2019

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant or Guarantor (19)	Sq.Ft. Leased or Available (1)	LXP % Ownership	Base Rent as of 9/30/2019 ($000) (2)	Cash Base Rent as of 9/30/2019 ($000) (2)	9/30/2019 Debt Balance ($000)	Debt Maturity (13)
OTHER NON-CONSOLIDATED PROPERTIES
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX	--	British Schools	274,000	25%	4,927	4,927	52,329	12/2022
OTHER NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						100% Leased	274,000		$4,927	$4,927	$52,329

NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						98.5% Leased	3,602,846		$46,746	$43,982	$427,009

Footnotes

1	Square footage leased or available.
2	Nine months ended 9/30/2019 Base Rent and Cash Base Rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Subsequent to 9/30/2019, lease extended to 9/30/2020.
4	Percent represents % leased as of 9/30/2019.
5	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
6	Lexington has a 71.1% interest in this property.
7	All debt is cross-collateralized and cross-defaulted.
8	Multi-tenant properties are properties less than 50% leased to a single tenant.
9	Property in litigation and rent payments are paid to a court administrated account as of 8/2019. Rental revenue was recognized from 1/01/2019 to 7/31/2019. Rental revenue will be recognized on a cash basis for periods subsequent to 7/31/ 2019.
10	Property held for sale at 9/30/2019.
11	Base Rent and Cash Base Rent amounts represent/include prior tenant.
12	Lease extended to 02/2035 upon completion of adjacent parking garage.
13	Interest rates range from 0.25% to 5.3% at 9/30/2019.
14	The multi-tenanted / vacant properties incurred approximately $3.9 million in operating expenses, net for the nine months ended 9/30/2019.
15	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (manroland Goss Web Systems America, LLC) lease expires 3/30/2026.
16	Tenant is a domestic subsidiary of an international automaker.
17	Loan satisfied subsequent to 9/30/2019.
18	Lease restricts certain disclosures. Guarantor is investment grade.
19	See Annual Report and other applicable disclosures for actual tenant names.
20	Property includes four warehouses (252,351 square feet each) and one other property (25,066 square feet).
21	Subsequent to 9/30/2019, sub-lease tenant entered into a direct lease from 11/1/2019 to 6/30/2030.
22	Undisclosed.
23	John Wiley lease expires 10/31/2019; however, new tenant (Stanley Black & Decker) will lease 15,032 sq.ft. for one year effective 11/1/2019.
24	Property sold subsequent to 9/30/2019.

LEXINGTON REALTY TRUST

Select Credit Metrics Summary (1)

	9/30/2019
Adjusted Company FFO Payout Ratio	51.3%

Unencumbered Assets	$3.3 billion

Unencumbered NOI	83.1%

(Debt + Preferred) / Gross Assets	34.3%

Debt/Gross Assets	31.9%

Secured Debt / Gross Assets	9.2%

Net Debt / Adjusted EBITDA	4.8	x

(Net Debt + Preferred) / Adjusted EBITDA	5.2	x

Credit Facilities Availability (2)	$600.0 million

Unsecured Debt / Unencumbered NOI	4.6	x

Footnotes

(1)	See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.

(2)	Subject to covenant compliance.

LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

	Must be:	9/30/2019
Bank Loans:

Maximum Leverage	<60%	36.3%
Fixed Charge Coverage	>1.5x	2.5	x
Recourse Secured Indebtedness Ratio	<10% cap value	0.0%
Secured Indebtedness Ratio	<40%	13.0%
Unsecured Debt Service Coverage	>2.0x	5.2	x
Unencumbered Leverage	<60%	26.9%

Bonds:

Debt to Total Assets	<60%	32.6%
Secured Debt to Total Assets	<40%	9.4%
Debt Service Coverage	>1.5x	4.0	x
Unencumbered Assets to Unsecured Debt	>150%	372.2%

Footnotes

(1)	The following is a summary of the key financial covenants for Lexington's credit facility and term loan and senior notes, as of September 30, 2019 and as defined and calculated per the terms of the credit facility and term loan and senior notes, as of such date and applicable. These calculations are presented to show Lexington's compliance with such covenants only and are not measures of Lexington's liquidity or performance.

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

9/30/2019

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (b)	Balloon Payment ($000)
INDUSTRIAL
Lavonia, GA		$6,362	5.460%	12/2020	$741	$5,895
Chester, SC		5,969	5.380%	08/2025	1,144	362
Long Island City, NY		37,347	3.500%	03/2028	4,879	-
Warren, MI		25,850	5.380%	11/2032	1,391	22,037
Industrial Subtotal/Wtg. Avg./Years Remaining (e)		$75,528	4.457%	9.2	$8,155	$28,294

OFFICE
Overland Park, KS	(f)	$32,112	5.891%	N/A	$-	$32,112
Lenexa, KS	(c)	7,847	6.270%	12/2019	154	7,770
Boca Raton, FL		18,548	6.470%	02/2020	679	18,414
Oakland, ME	(c)	7,939	5.930%	10/2020	750	7,660
Wall, NJ		5,576	6.250%	01/2021	4,004	-
Charleston, SC	(f)	6,830	5.850%	02/2021	520	6,632
Whippany, NJ		11,722	6.298%	11/2021	1,344	10,400
Palo Alto, CA		27,795	3.970%	12/2023	7,059	-
Lake Jackson, TX		184,352	4.040%	10/2036	12,594	11,305
Office Subtotal/Wtg. Avg./Years Remaining (e)		$302,721	4.655%	10.9	$27,104	$94,293

Subtotal/Wtg. Avg./Years Remaining (e)		$378,249	4.616%	10.6	$35,259	$122,587

CORPORATE (g)
Revolving Credit Facility	(h)	$-	-	02/2023	$-	$-
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Term Loan	(i)	300,000	2.732%	01/2025	8,310	300,000
Trust Preferred Notes	(j)	129,120	3.966%	04/2037	5,192	129,120
Subtotal/Wtg. Avg./Years Remaining (e)		$929,120	3.761%	6.4	$35,127	$929,120
Total/Wtg. Avg./Years Remaining (e)	(d)	$1,307,369	4.008%	7.6	$70,386	$1,051,707

Footnotes

(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(c)	Loan satisfied subsequent to 9/30/2019.
(d)	See reconciliations of non-GAAP measures in this document.
(e)	Total shown may differ from detailed amounts due to rounding.
(f)	Loan is in default.
(g)	Unsecured.
(h)	Rate ranges from LIBOR plus 0.775% to 1.45%
(i)	Rate ranges from LIBOR plus 0.85% to 1.65%. LIBOR rate was fixed at 1.732% through January 2025 via interest rate swap agreements.
(j)	Rate is three month LIBOR plus 170 bps.

LEXINGTON REALTY TRUST

Debt Maturity Schedule

9/30/2019

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments	Corporate Debt
2019 - remaining	$4,416	$39,882	$-
2020	21,085	31,969	-
2021	19,335	17,032	-
2022	17,853	-	-
2023	19,394	-	250,000
	$82,083	$88,883	$250,000

Footnotes

(1)   Percentage denotes weighted-average interest rate.

LEXINGTON REALTY TRUST

Selected Balance Sheet Account Data

9/30/2019

($000)

Balance Sheet

Other assets	$15,238

The components of other assets are:

Deposits	$5,859
Equipment	463
Prepaids	2,121
Other receivables	414
Deferred lease incentives	6,381

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$26,504

Accounts payable and accrued expenses	$14,676
CIP accruals and other	3,263
Taxes	226
Deferred lease costs	997
Deposits	1,326
Escrows	407
Transcation costs	60
Derivative liability	5,549

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements, and lease termination income and to include ancillary income. Lexington believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements and lease termination income and includes ancillary income. Lexington believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income) and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington 's financial performance since it does not reflect the operations of Lexington's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington's results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES

($000)

Nine months ended September 30, 2019

Rent Reconciliation:

Rental revenue as reported	$239,058

Rental revenue from sold properties	(16,782)
Lease termination income	(762)
Ancillary revenue	966
Reimbursements	(21,509)

Base Rent per supplement	$200,971

Adjustments: (1)
Straight-line adjustments	$(8,841)
Lease incentives	898
Amortization of above/below market leases	(355)

Cash Base Rent per supplement	$192,673

Consolidated debt reconciliation September 30, 2019:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Gross Balance

Mortgages and notes payable (2)	$374,543	$3,706	$-	$378,249
Term loans payable (3)	297,313	2,687	-	300,000
Senior notes payable(3)	496,661	2,308	1,031	500,000
Trust preferred securities (3)	127,371	1,749	-	129,120
Consolidated debt	$1,295,888	$10,450	$1,031	$1,307,369

Footnotes

(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

LEXINGTON REALTY TRUST

  RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Nine months ended September 30,
	2019	2018

Net income	$199,870	$205,232

Interest and amortization expense	50,715	63,224
Provision for income taxes	1,108	1,326
Depreciation and amortization	111,617	129,693
General and administrative	23,652	23,899
Pursuit / transaction costs	-	205
Non-operating/advisory income	(4,836)	(1,666)
Gains on sales of properties	(176,662)	(239,577)
Impairment charges	2,355	90,860
Debt satisfaction charges, net	4,527	2,228
Equity in (earnings) of non-consolidated entities	(3,288)	(192)
Lease termination income	(1,551)	(925)
Straight-line adjustments	(10,846)	(16,246)
Lease incentives	898	1,459
Amortization of above/below market leases	(174)	(6,632)

Net Operating Income - ("NOI")	197,385	252,888

Less NOI:
Acquisitions and dispositions	(32,158)	(78,944)
Properties in default/other	(2,118)	(7,892)

Same-Store NOI	$163,109	$166,052

NOI for NAV:

Nine months ended
September 30, 2019

NOI per above	$197,385
Less NOI:
Disposed of properties	(12,493)
Assets held for sale	(4,076)
Assets acquired in 2019	(6,324)
Assets less than 70% leased / Other	1,007
NOI for NAV	$175,499

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

	Three months ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	Trailing 12 Months

Net income attributable to Lexington Realty Trust shareholders	$143,319	$23,333	$28,027	$25,408	$220,087
Interest and amortization expense	16,481	17,026	17,208	16,656	67,371
Provision for income taxes	241	430	437	402	1,510
Depreciation and amortization	37,211	36,811	37,595	38,498	150,115
Straight-line adjustments	(4,161)	(4,355)	(2,330)	(4,722)	(15,568)
Lease incentives	318	307	273	227	1,125
Amortization of above/below market leases	(142)	(26)	(6)	(3,500)	(3,674)
Gains on sales of properties	(140,461)	(15,244)	(20,957)	(13,336)	(189,998)
Impairment charges	673	1,094	588	4,953	7,308
Debt satisfaction charges, net	4,424	-	103	368	4,895
Non-cash charges, net	1,554	1,552	1,727	1,611	6,444

Pro-rata share adjustments:
Non-consolidated entities adjustment	232	3,223	2,692	1,877	8,024
Noncontrolling interests adjustment	4,235	160	(5)	15	4,405

Adjusted EBITDA	$63,924	$64,311	$65,352	$68,457	$262,044

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Nine months ended September 30, 2019		(Debt + Preferred) / Gross Assets:	Nine months ended September 30, 2019
Common share dividends per share	$0.3075		Consolidated debt	$1,295,888
Adjusted Company FFO per diluted share	0.60		Preferred shares liquidation preference	96,770
Adjusted Company FFO payout ratio	51.3%		Debt and preferred	$1,392,658

Unencumbered Assets:			Total assets	$3,034,588
Real estate, at cost	$3,580,479		Plus depreciation and amortization:
held for sale real estate, at cost	125,404		Real estate	928,886
less encumbered real estate, at cost	(441,874)		Deferred lease costs	15,584
Unencumbered assets	$3,264,009		Held for sale assets	81,387

Unencumbered NOI:			Gross assets	$4,060,445
NOI	$197,385
Disposed of properties NOI	(12,493)		(Debt + Preferred) / Gross Assets	34.3%
Adjusted NOI	184,892
less encumbered adjusted NOI	(31,325)		Debt / Gross Assets:
Unencumbered adjusted NOI (Quarters)	$153,567		Consolidated debt	$1,295,888
Unencumbered NOI %	83.1%
			Gross assets	$4,060,445
Net Debt / Adjusted EBITDA:
Adjusted EBITDA	$262,044		Debt / Gross assets	31.9%

Consolidated debt	$1,295,888		Secured Debt / Gross Assets:
less consolidated cash and cash equivalents	(126,058)		Mortgages and notes payable	$374,543
Non-consolidated debt, net	85,112
Net debt	$1,254,942		Gross assets	$4,060,445

Net debt / Adjusted EBITDA	4.8	x	Secured Debt / Gross Assets	9.2%

(Net Debt + Preferred) / Adjusted EBITDA:			Unsecured Debt / Unencumbered NOI:
Adjusted EBITDA	$262,044		Consolidated debt	$1,295,888
			less mortgages and notes payable	(374,543)
Net debt	$1,254,942		Unsecured Debt	$921,345
Preferred shares liquidation preference	96,770
Net debt + preferred	$1,351,712		Unencumbered adjusted NOI (Annual)	$201,323

(Net Debt + Preferred) / Adjusted EBITDA	5.2	x	Unsecured Debt / Unencumbered NOI	4.6	x

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry
Senior Vice President, Investor Relations
Telephone (direct)	(212) 692-7219
Facsimile (main)	(212) 594-6600
E-mail	hgentry@lxp.com

Research Coverage

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James Feldman	(646) 855-5808	Craig Mailman	(917) 368-2316

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Anthony Paolone	(212) 622-6682	John W. Guinee	(443) 224-1307

Jeffries & Company, Inc.		Wells Fargo Securities, LLC
Jon Peterson	(212) 284-1705	Todd J. Stender	(562) 637-1371